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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TREE.COM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

11115 Rushmore Drive, Charlotte, North Carolina 28277

Dear Stockholder:

        You are invited to attend the 2010 Annual Meeting of Stockholders of Tree.com, Inc., which will be held on Wednesday, April 28, 2010, 12:00 p.m., local time, at Tree.com's corporate headquarters at 11115 Rushmore Drive, Charlotte, North Carolina 28277. At the 2010 Annual Meeting, stockholders will be asked to elect seven directors and ratify the appointment of Deloitte & Touche LLP, our independent registered public accounting firm, which proposals are described in detail in the notice of meeting on the following page and the accompanying proxy statement.

        Our Board of Directors believes that the proposals being submitted for stockholder approval are in the best interests of Tree.com and its stockholders and recommends a vote FOR each of these proposals.

        We will be using the "Notice and Access" method of providing proxy materials to you via the Internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about March 19, 2010, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2009 Annual Report to Stockholders and vote electronically via the Internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

        It is important that your shares be represented and voted at the 2010 Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you request paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy in the postage-paid envelope provided. See "How Do I Vote?" in the proxy statement for more details. Voting electronically or returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

        I look forward to greeting those of you who will be able to attend the meeting.

Sincerely,

Douglas Lebda Chairman and Chief Executive Officer

11115 Rushmore Drive, Charlotte, North Carolina 28277

 NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        Tree.com, Inc. ("Tree.com" or the "Company") is providing this proxy statement to holders of our common stock in connection with the solicitation of proxies by our Board of Directors for use at the 2010 Annual Meeting of Stockholders to be held on Wednesday, April 28, 2010, at 12:00 p.m., local time, at our corporate headquarters at 11115 Rushmore Drive, Charlotte, North Carolina 28277. At the 2010 Annual Meeting, stockholders will be asked:

  1.
  to elect seven members of our Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from our Board of Directors);

  2.
  to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2010 fiscal year; and

  3.
  to transact such other business as may properly come before the meeting and any related adjournments or postponements.

        Our Board of Directors has set March 8, 2010 as the record date for the 2010 Annual Meeting. This means that holders of record of our common stock at the close of business on that date are entitled to receive notice of the 2010 Annual Meeting and to vote their shares at the 2010 Annual Meeting and any related adjournments or postponements.

        Only stockholders and persons holding proxies from stockholders may attend the 2010 Annual Meeting. If your shares are registered in your name, you should bring a form of photo identification to the 2010 Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares, together with a form of photo identification. Cameras, recording devices and other electronic devices will not be permitted at the 2010 Annual Meeting.

By Order Of The Board Of Directors,

Douglas Lebda Chairman and Chief Executive Officer

March 19, 2010

 PROXY STATEMENT

i

 PROXY STATEMENT FOR THE
2010 ANNUAL MEETING OF STOCKHOLDERS

        We are providing these proxy materials in connection with Tree.com's 2010 Annual Meeting of Stockholders. The Notice of Internet Availability of Proxy Materials, this proxy statement, any accompanying proxy card or voting instruction card and our 2009 Annual Report to Stockholders were first made available to stockholders on or about March 19, 2010. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

QUESTIONS AND ANSWERS ABOUT THE 2010 ANNUAL MEETING AND VOTING

Q:
Who is entitled to vote at the 2010 Annual Meeting?

A:
Holders of Tree.com common stock at the close of business on March 8, 2010, the record date for the 2010 Annual Meeting established by our Board of Directors (the "Board"), are entitled to receive notice of the 2010 Annual Meeting, the Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") and to vote their shares at the 2010 Annual Meeting and any related adjournments or postponements. The Notice of Internet Availability, Notice of 2010 Annual Meeting, proxy statement and form of proxy are first expected to be made available to stockholders on or about March 19, 2010.

  As of the close of business on the record date, there were 11,007,375 shares of our common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote per share.

Q:
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

A:
The United States Securities and Exchange Commission (the "SEC") approved "Notice and Access" rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our 2009 Annual Report to Stockholders, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Q:
Can I vote my shares by filling out and returning the Notice of Internet Availability?

A:
No. The Notice identifies the items to be voted on at the 2010 Annual Meeting, but you cannot vote by marking the Notice of Internet Availability and returning it. The Notice provides instructions on how to vote by Internet or telephone, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting.

Q:
What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:
If your shares are registered in your name, you are a stockholder of record. If your shares are held in the name of your broker, bank or another holder of record, these shares are held in street name.

  You may examine a list of the stockholders of record as of the close of business on March 8, 2010 for any purpose germane to the 2010 Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at our corporate headquarters at 11115 Rushmore Drive, Charlotte, North Carolina 28277. This list will also be made available at the 2010 Annual Meeting.

Q:
What shares are included on the enclosed proxy card?

A:
If you are a stockholder of record only, you will receive the Notice of Internet Availability or these proxy materials from BNY Mellon Shareowner Services for all Tree.com shares that you hold directly. If you have requested printed proxy materials, we have enclosed a proxy card for you to use. If you hold our shares in street name through one or more banks, brokers and/or other holders of record, you will receive the Notice of Internet Availability or these proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your shares. If you are a stockholder of record and hold additional Tree.com shares in street name, you will receive the Notice of Internet Availability or these proxy materials from BNY Mellon Shareowner Services and the third party or parties through which your shares are held. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q:
What are the quorum requirements for the 2010 Annual Meeting?

A:
The presence in person or by proxy of holders having a majority of the total votes entitled to be cast by holders of our common stock at the 2010 Annual Meeting constitutes a quorum. Shares of our common stock are counted as present at the 2010 Annual Meeting for purposes of determining whether there is a quorum, if you are present and vote in person at the 2010 Annual Meeting or by telephone or on the Internet or a proxy card has been properly submitted by you or on your behalf at the 2010 Annual Meeting, without regard to whether the proxy is marked as casting a vote or abstaining.

  Abstaining votes and broker non-votes are counted for purposes of establishing a quorum, but are not counted in the election of directors and therefore have no effect on the election. In a vote on the other proposals to be considered at the 2010 Annual Meeting, an abstaining vote will have the same effect as a vote against the proposals, but a broker non-vote will not be included in the tabulation of the voting results and therefore will not affect the outcome of the vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

Q:
What matters will the stockholders vote on at the 2010 Annual Meeting?

  The stockholders will vote on the following proposals:

  •
  Proposal 1—to elect seven members of our Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from our Board of Directors);

  •
  Proposal 2—to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2010 fiscal year; and

  •
  to transact such other business as may properly come before the 2010 Annual Meeting and any related adjournments or postponements.

Q:
What are my voting choices when voting for director nominees and what votes are required to elect directors to the Board of Directors?

A:
In the vote on the election of director nominees, you may vote in favor of all nominees, withhold votes as to all nominees or vote in favor of and withhold votes as to specific nominees.

  The election of each of Peter Horan, W. Mac Lackey, Douglas Lebda, Joseph Levin, Patrick McCrory, Lance Melber and Steven Ozonian as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of our common stock.

  The Board recommends that stockholders vote FOR the election of each of its nominees for director named above.

Q:
What are my voting choices when voting on the ratification of the appointment of Deloitte & Touche LLP as Tree.com's independent registered public accounting firm and what votes are required to ratify such appointment?

A:
In the vote on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010, you may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

  The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010 requires the affirmative vote of a majority of the total number of votes cast by the holders of shares of our common stock.

  The Board recommends that the stockholders vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010.

Q:
Could other matters be decided at the 2010 Annual Meeting?

A:
As of the date of the filing of this proxy statement, we were not aware of any matters to be raised at the 2010 Annual Meeting other than those referred to in this proxy statement.

  If other matters are properly presented at the 2010 Annual Meeting for consideration, our two officers who have been designated as proxies for the 2010 Annual Meeting, Chris Hayek and Colleen Forness, will have the discretion to vote on those matters for stockholders who have returned their proxy.

Q:
If I hold my shares in street name through my broker, will my broker vote these shares for me?

A:
If you hold your shares in street name, you must provide your broker, bank or other holder of record with instructions in order to vote these shares. To do so, you should follow the directions regarding voting instructions provided to you by your bank, broker or other holder of record. Banks, brokers and other holders of record have discretionary authority to vote shares held in street name, even if they do not receive instructions from the beneficial owner, on routine proposals, which include the ratification of the appointment of an independent registered public accounting firm. Accordingly, if you do not provide your bank, broker or other holder of record with voting instructions with respect to the ratification of the appointment of our independent registered public accounting firm (Proposal 2), such holder will have discretionary authority to vote your shares held in street name on this proposal at the 2010 Annual Meeting. As a result of this discretionary authority, broker non-votes will not occur in connection with Proposal 2 at the 2010 Annual Meeting. However, banks, brokers and other holders of record do not have discretionary authority to vote shares held in street name in connection with non-routine proposals, which include the election of directors (Proposal 1). As a result, broker non-votes may occur in connection with Proposal 1 at the 2010 Annual Meeting. However, broker non-votes are not counted in the election of directors and will have no effect on the outcome of such proposal.

Q:
What happens if I abstain?

A:
Abstentions are counted for purposes of determining whether there is a quorum but will have no effect on the outcome of any proposal for which abstentions are an option.

Q:
Can I change my vote?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the 2010 Annual Meeting by:

•
delivering to BNY Mellon Shareowner Services a written notice, bearing a date later than your proxy, stating that you revoke the proxy;

•
submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the 2010 Annual Meeting; or

•
attending the 2010 Annual Meeting and voting in person (although attendance at the 2010 Annual Meeting will not, by itself, revoke a proxy).

  You should send any written notice or a new proxy card to Tree.com c/o BNY Mellon Shareowner Services at the following address: BNY Mellon Shareowner Services, P.O. Box 3550, South Hackensack, NJ 07606-9250, or follow the instructions provided on your proxy card to submit a proxy by telephone or via the Internet. You may request a new proxy card by calling BNY Mellon Shareowner Services, Proxy Processing at 1-888-313-0164 (toll-free).

Q:
What if I do not specify a choice for a matter when returning a proxy?

A:
If you do not give specific instructions, proxies that are signed and returned will be voted FOR the election of all director nominees and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010.

Q:
How are proxies solicited and what is the cost?

A:
We will bear all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person. Following the original mailing of the Notice of Internet Availability, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

Q:
What should I do if I have questions regarding the 2010 Annual Meeting?

A:
If you have any questions about the 2010 Annual Meeting, would like to obtain directions to be able to attend the 2010 Annual Meeting and vote in person or would like copies of any of the documents referred to in this proxy statement, you should call BNY Mellon Shareowner Services, Proxy Processing at 1-888-313-0164 (toll-free).

 HOW DO I VOTE?

        Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the 2010 Annual Meeting and voting by ballot, all as described below. If you vote by telephone or on the Internet, you do not need to return your Notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on April 27, 2010.

Vote on the Internet

        If you have Internet access, you may submit your proxy by following the instructions provided in the Notice of Internet Availability, or if you request printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

        You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Vote by Mail

        If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it to Tree.com c/o BNY Mellon Shareowner Services in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to Tree.com c/o BNY Mellon Shareowner Services at the following address: BNY Mellon Shareowner Services, P.O. Box 3550, South Hackensack, NJ 07606- 9250. Please allow sufficient time for mailing if you decide to vote by mail.

Vote at the 2010 Annual Meeting

        The method or timing of your vote will not limit your right to vote at the 2010 Annual Meeting if you attend the 2010 Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the 2010 Annual Meeting. You should allow yourself enough time prior to the 2010 Annual Meeting to obtain this proxy from the holder of record.

        Street name holders may submit a proxy by telephone or the Internet if their bank or broker makes these methods available, in which case the bank or broker will enclose related instructions with this proxy statement. If you submit a proxy by telephone or via the Internet you should not return your proxy card. If you hold your shares through a bank or broker, follow the voting instructions you receive from your bank or broker.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal and Required Vote

        At the upcoming 2010 Annual Meeting, a board of seven directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from our Board of Directors). Information concerning all director nominees appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board's nominees are incumbent directors of Tree.com.

        The election of each of Peter Horan, W. Mac Lackey, Douglas Lebda, Joseph Levin, Patrick McCrory, Lance Melber and Steven Ozonian as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of our common stock voting together as a single class.

        The Board recommends that stockholders vote FOR the election of each of its nominees for director named below.

Information Concerning Director Nominees

        Background information about the Board's nominees for election, as well as information regarding additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board, is set forth below.

        Peter Horan, age 55, has served as a member of our Board of Directors since August 2008. Mr. Horan also serves as a member of our Audit Committee. Mr. Horan has served as Chairman of Goodmail Systems, Inc. since February 2010 and served as Chief Executive Officer of that company from May 2008 until February 2010. Prior to that, Mr. Horan served as Chief Executive Officer of IAC/InterActiveCorp ("IAC") Media & Advertising from January 2007 to June 2008. Mr. Horan also served as Chief Executive Officer of AllBusiness.com, Inc., About.com, Inc. and DevX.com, Inc. Additionally, Mr. Horan served in senior management roles at International Data Group and Computerworld. Prior to that, Mr. Horan spent more than 15 years in senior account management roles at leading advertising agencies, including BBDO and Ogilvy & Mather.

        Mr. Horan brings to the Board his diverse executive and management experience as well as a significant knowledge of the internet media and advertising industries. He also provides the Board with financial reporting expertise and a unique perspective from his experience in account management positions and the advertising industry.

        W. Mac Lackey, age 38, has served as a member of our Board of Directors since October 2008. Mr. Lackey is also Chair of our Audit Committee and a member of our Compensation Committee. Mr. Lackey has served as a Founder and Managing Director of BlackHawk Capital Management, LLC since June 2007 and as a Founder of Mountain Khakis, LLC since September 2003. Mr. Lackey previously served as Chief Executive Officer and Chairman of the Board of ettain group. Prior to that, Mr. Lackey served as President and Chief Executive Officer of TeamTalk Media Group, PLC's North American Operations. Before holding such positions, Mr. Lackey co-founded The Internetsoccer Network and co-founded and operated inTouch Interactive.

        Mr. Lackey's extensive business, managerial, executive and leadership experience in a variety of industries including internet companies particularly qualifies him for service on the Board. He also brings a valuable entrepreneurial perspective from his experience as the founder of several businesses.

        Douglas Lebda, age 40, is our Chairman, Chief Executive Officer and a member of our Board of Directors and has served in such capacities since January 2008. Previously, Mr. Lebda served as President and Chief Operating Officer of IAC from January 2006 to August 2008, when the Company was spun-off from IAC. Prior to that, Mr. Lebda served in roles as Chief Executive Officer, President and Chairman of the Board of LendingTree, LLC, which he founded in June 1996. Before founding LendingTree, Mr. Lebda worked as an auditor and consultant for PriceWaterhouseCoopers. Mr. Lebda is a member of the Board of Directors of Eastman Kodak.

        Mr. Lebda, the founder of LendingTree, LLC, provides the Board with a vital understanding and appreciation of the Company's business and history. His experience as Chief Operating Officer of IAC, a large conglomerate of internet companies, as well as his financial and accounting expertise, also qualify him to serve on the Board. Mr. Lebda also brings to the Board a valuable understanding of the role played by directors of publicly-held companies due to his service on the board of Eastman Kodak.

        Joseph Levin, age 30, has served as a member of our Board of Directors since August 2008. Mr. Levin has served as Chief Executive Officer of Mindspark Interactive Network, a subsidiary of IAC, since November 2009. Previously Mr. Levin served as Senior Vice President, Mergers & Acquisitions and Finance for IAC from December 2007 to November 2009. Since joining IAC in 2003, Mr. Levin has worked in various capacities including Strategic Planning, M&A and Finance. Prior to joining IAC, Mr. Levin worked in the Technology Mergers & Acquisitions group for Credit Suisse First Boston (now Credit Suisse). Mr. Levin is a member of the Boards of Directors of The Active Network and Merchant Circle, both private venture-backed companies.

        Mr. Levin's background in mergers and acquisitions in the technology industry provides the Board with a valuable perspective. He also brings to the Board his strategic planning and finance experience. Mr. Levin's service on the board of directors of an online community marketing company provides him with relevant business expertise.

        Patrick McCrory, age 53, has served as a member of our Board of Directors since January 2009. Mr. McCrory is also a member of our Compensation and Nominating Committees. Mr. McCrory is a partner of McCrory & Company, a sales consulting company, and, since January 2010, has served as Senior Director of Strategic Initiatives at Moore & Van Allen PLLC, a law firm. Previously, Mr. McCrory served as Mayor of Charlotte from 1995 until 2009. Mr. McCrory has had an extensive private sector career serving 29 years with Duke Energy Corporation in various management positions.

        Mr. McCrory brings to the Board his proven leadership and managerial capabilities. He also provides the Board with a deep knowledge of governmental affairs acquired through his background in government.

        Lance Melber, age 47, has served as a member of our Board of Directors since August 2008. Mr. Melber is also a member of our Nominating Committee and Chair of the Compensation Committee. Mr. Melber served as Executive Vice President and a Director of Archer Technologies, a software company, from August 2008 to January 2010. Mr. Melber served as President of Capital One Home Loans from early 2005 until March 2008. Prior to that, Mr. Melber founded eSmartloan.com and served as its Chief Executive Officer from 2001 until it was acquired by Capital One in early 2005. Prior to founding eSmartloan.com, Mr. Melber served as the Managing Director of Oneloan.com working for First Horizon National Corp.

        Mr. Melber is qualified for service on the Board because of his valuable mortgage industry expertise. He also provides an entrepreneurial perspective acquired through his experience as founder of an internet lender as well as extensive business, managerial and executive experience.

        Steven Ozonian, age 54, has served as a member of our Board of Directors since August 2008. Mr. Ozonian is also a member of our Audit Committee and Chair of the Nominating Committee. Mr. Ozonian has served as the Executive Chairman of Global Mobility Solutions since 2005. Mr. Ozonian has held other high level positions in the homeownership industry including Chairman and CEO of Prudential's real estate and related businesses, CEO of Realtor.com and National Homeownership Executive for Bank of America.

        Mr. Ozonian provides the Board with valuable real estate industry and mergers and acquisitions expertise. He also is an "audit committee financial expert" as such term is defined in applicable SEC rules and has significant executive experience and a deep understanding of the functions of a board of directors acquired through service as chairman of other corporations.

Corporate Governance

        Director Independence.    Under the NASDAQ Stock Market Rules, the Board has a responsibility to make an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence. In connection with these determinations, the Board reviews information regarding transactions, relationships and arrangements involving the Company and its businesses and each director that it deems relevant to independence, including those required by the NASDAQ Stock Market Rules.

        The Board has determined that each of Messrs. Lackey, McCrory, Melber and Ozonian is independent.

        Director Nominations.    Our Nominating Committee considers and recommends to our Board of Directors candidates for election to the Board and nominees for committee memberships and committee chairs. Each member of the Nominating Committee participates in the review and discussion of director candidates. In addition, directors who are not on the Nominating Committee may meet with and evaluate the suitability of candidates. The full Board makes final determinations on director nominees.

        In identifying potential director candidates, the Nominating Committee seeks input from other members of the Board and executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by the Nominating Committee. The Nominating Committee will also consider director candidates recommended by stockholders to stand for election at the Annual Meeting of Stockholders so long as such recommendations are submitted in accordance with the procedures described below under "Stockholder Recommendations of Director Candidates."

        Board Leadership Structure.    Mr. Lebda serves as our CEO and Chairman of the Board of Directors. Mr. Lebda is the founder of the Company and has served as our CEO and Chairman of the Board since our August 2008 spin-off from IAC. The Board believes that it is important to have a unified leadership vision which Mr. Lebda is uniquely positioned to provide. The Board also believes that the Company is best served by a Chairman who is actively involved with the Company and is therefore able to bring a great depth of knowledge about the Company to the role. The Board does not currently have a designated lead independent director. The Board believes that the appointment of a designated lead independent director is not necessary at this time because of the Company's small size and because the independent directors play an active role in Board matters.

        Board Role in Risk Oversight.    The Board administers its risk oversight function directly and through the Audit Committee. The Board and the Audit Committee regularly discuss with management the Company's major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks.

Stockholder Recommendations of Director Candidates

        The Board does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as historically it has not received such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Tree.com, Inc., 11115 Rushmore Drive, Charlotte, North Carolina 28277, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a stockholder, provide a brief summary of the candidate's qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender's stock ownership. The Board does not have specific requirements for eligibility to serve as a director of Tree.com. However, in evaluating candidates, regardless of how recommended, the Board considers whether the professional and personal ethics and values of the candidate are consistent with ours, whether the candidate's experience and expertise would be beneficial to the Board in rendering its service to us, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of our stockholders. Any director recommendations will be reviewed by the Corporate Secretary and, if deemed appropriate, forwarded to the Chairman for further review. If the Chairman believes that the candidate fits the profile of a director described above, the recommendation will be shared with the entire Board.

        In evaluating director candidates, the Chair of the Nominating Committee and other committee members may conduct interviews with certain candidates and make recommendations to the committee. Other members of the Board may also conduct interviews with director candidates upon request, and the committee may retain, at its discretion, third-party consultants to assess the skills and qualifications of the candidates.

        Although the Board does not have a specific policy with respect to diversity, the Nominating Committee considers the extent to which potential candidates possess sufficiently diverse skill sets and diversity characteristics that would contribute to the Board's overall effectiveness.

The Board and Board Committees

        The Board.    The Board met fourteen times during 2009. During 2009, all then incumbent directors attended all or all but one of the meetings of the Board and the Board committees on which they served. Directors are not required to attend annual meetings of our stockholders.

        The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

        Board Committees.    The following table sets forth the current members of each standing Committee:

Director Name	Audit Committee	Compensation Committee	Nominating Committee
Peter Horan	X
W. Mac Lackey	X	X
Patrick McCrory		X	X
Lance Melber		X	X
Steven Ozonian	X		X

        Audit Committee.    The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, a copy of which may be found at our website at http://investor-relations.tree.com/governance.cfm. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in its charter, which include monitoring (1) the integrity of our financial statements, (2) the effectiveness of our internal control over financial reporting, (3) the qualifications and independence of our independent registered public accounting firm, (4) the performance of our internal audit function and independent registered public accounting firm and (5) our compliance with legal and regulatory requirements. The Audit Committee met six times during 2009. The formal report of the Audit Committee is set forth on page 11.

        Mr. Lackey and Mr. Ozonian are independent directors within the meaning of the applicable NASDAQ listing standards. Mr. Horan is not an independent director under the NASDAQ listing standards because he served as an executive officer of IAC prior to our August 2008 spin-off from IAC. NASDAQ Rule 5605(c)(2)(B) permits the Company to appoint one non-independent director to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the non-independent director is in the best interests of the

Company and its stockholders. The Board believes that Mr. Horan's experience and expertise in financial reporting and account management enable him to be a valuable asset to the Audit Committee, and therefore the Board has determined that Mr. Horan's service on the Audit Committee is in the best interests of the Company and our stockholders.

        The Board has determined that Mr. Ozonian is an "audit committee financial expert," as such term is defined in applicable SEC rules.

        Compensation Committee.    The Compensation Committee functions pursuant to a written charter adopted by the Board of Directors, a copy of which may be found at our website at http://investor-relations.tree.com/governance.cfm. The Compensation Committee is responsible for discharging the Board's responsibilities relating to compensation of our Chief Executive Officer and our other executive officers and has overall responsibility for approving and evaluating all of our compensation plans, policies and programs as they affect our executive officers. For additional information on our processes and procedures for the consideration and determination of executive and director compensation and the roles of the Compensation Committee, see the discussion under Compensation Discussion and Analysis and Non-Employee Director Compensation beginning on pages 13 and 30, respectively. All of the members of the committee are independent directors within the meaning of the applicable NASDAQ listing standards. The Compensation Committee met four times during 2009. The formal report of the Compensation Committee is set forth on page 20.

        Nominating Committee.    The Nominating Committee functions pursuant to a written charter adopted by the Board a copy of which may be found at our website at http://investor-relations.tree.com/governance.cfm. The Nominating Committee's functions include identifying, evaluating and recommending candidates for election to the Board. Additionally, the Nominating Committee is responsible for recommending compensation arrangements for non-employee directors. All of the members of the committee are independent directors within the meaning of the applicable NASDAQ listing standards. The Nominating Committee met four times during 2009.

Stockholder Communications with the Board

        Stockholders may, at any time, communicate with any of our directors by mailing a written communication to Tree.com, Inc., 11115 Rushmore Drive, Charlotte, North Carolina 28277, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder, provide evidence of the sender's stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if appropriate.

        All communications received in accordance with these procedures will be reviewed by the Corporate Secretary and forwarded to the appropriate director or directors unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient. Examples of stockholder communications that would be considered improper for submission include communications that:

  •
  do not relate to the business or affairs of our Company or the functioning or constitution of the Board or any of its committees;

  •
  relate to routine or insignificant matters that do not warrant the attention of the Board;

  •
  are advertisements or other commercial solicitations;

  •
  are frivolous or offensive; or

  •
  are otherwise not appropriate for delivery to directors.

AUDIT COMMITTEE MATTERS

Audit Committee Report

        The Audit Committee operates under a written charter, which has been adopted by the Board of Directors. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board with the monitoring of (1) the integrity of Tree.com's financial statements, (2) the effectiveness of Tree.com's internal control over financial reporting, (3) the qualifications and independence of Tree.com's independent registered public accounting firm, (4) the performance of Tree.com's internal audit function and independent registered public accounting firm and (5) Tree.com's compliance with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Tree.com's financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These responsibilities rest with management and Tree.com's independent registered public accounting firm.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Tree.com for the fiscal year ended December 31, 2009 with management and Deloitte & Touche LLP, Tree.com's independent registered public accounting firm for the 2009 fiscal year.

        The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Committee has received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence from Tree.com and its management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for Tree.com for the fiscal year ended December 31, 2009 be included in its Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Members of the Audit Committee

Peter Horan
W. Mac Lackey (Chair)
Steven Ozonian

Fees Paid to Our Independent Registered Public Accounting Firm

        The following table sets forth fees for all professional services rendered by Ernst & Young LLP as our principal accountant for the year ended December 31, 2008.

Fee Category	2008
Audit Fees(1)	$861,000
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

Total	$861,000

(1)
Audit Fees include fees associated with the annual audit of our consolidated financial statements, regulatory audits, the review of our periodic reports, accounting consultations, the review of SEC registration statements and consents and other services related to SEC matters. Regulatory audits include audits performed for certain of our businesses in the United States, which audits are required by federal or state regulatory authorities.

        The following table sets forth fees for all professional services rendered by Deloitte & Touche LLP as our principal accountant for the year ended December 31, 2009.

Fee Category	2009
Audit Fees(1)	$503,000
Audit-Related Fees	—
Tax Fees	—
All Other Fees(2)	7,000

Total	$510,000

(1)
Audit Fees include fees associated with the annual audit of our consolidated financial statements, regulatory audits, the review of our periodic reports, accounting consultations, the review of SEC registration statements and consents and other services related to SEC matters. Regulatory audits include audits performed for certain of our businesses in the United States, which audits are required by federal or state regulatory authorities.

(2)
All Other Fees includes fees associated with work paper review work that was done outside of the annual audit of our consolidated financial statements.

Audit and Non-Audit Services Pre-Approval Policy

        The Audit Committee's current practice is to pre-approve all audit and all non-audit services to be provided to the Company by its independent public accounting firm.

Presence of Deloitte and Touche LLP at the 2010 Annual Meeting

        Representatives of Deloitte and Touche LLP are expected to be present at the 2010 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        Background information about our executive officers who are not nominees for election as directors is set forth below.

        Greg Hanson, age 40, is Senior Vice President and General Manager of Tree.com and Real Estate.com and has served in such capacity since March 2009. Mr. Hanson was previously the Vice President of Product Management at RealEstate.com. Before joining the Company, Mr. Hanson was the CEO of GuildQuality, a company providing customer feedback analytics to home builders, from September 2004 to January 2006. Prior to this, Mr. Hanson served as CEO for Bullhorn, an on-demand solution for staffing companies.

        David Norris, age 44, is the President of LendingTree Loans, and has served in such capacity since June 2008. Mr. Norris previously served as Senior Vice President of LendingTree Loans and LendingTree, LLC, with responsibility for several areas, including Business Planning & Intelligence, Project Management, Call Center, Customer Experience, Six Sigma, and Sales Training. Mr. Norris joined LendingTree in September 2006 as Vice President of Corporate Quality. Prior to joining LendingTree, Mr. Norris served as Vice President of Service and Solutions for Toshiba America's Digital Products Division where he was responsible for delivering customer solutions and all post-sale product support. Within Toshiba, Mr. Norris also served as Vice President of Management Innovation.

        Matthew Packey, age 42, is our Senior Vice President and Chief Financial Officer and has served in such capacity for LendingTree since September 2007. Mr. Packey previously served as LendingTree's

Chief Accounting Officer from August 2005 to September 2007 and Controller from January 2000 to August 2005. Prior to joining LendingTree, Mr. Packey served as Vice President and Controller of Broadway & Seymour, Inc. and as a Manager at Deloitte & Touche LLP. Mr. Packey is a certified public accountant.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal and Required Vote

        The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Deloitte & Touche LLP was initially selected as our independent registered public accounting firm for the fiscal year ended December 31, 2009 following completion of a competitive process to select a firm conducted by the Audit Committee. As a result of this process, the Audit Committee dismissed Ernst & Young LLP as the Company's independent registered public accounting firm following the completion of its audits for fiscal 2008.

        Ernst & Young LLP's audit reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope. Ernst & Young LLP's audit report for the fiscal years ended December 31, 2008 and December 31, 2007 included an explanatory paragraph related to the Company's adoption of Statements of Financial Accounting Standards No. 157 and 159. During the fiscal years ended December 31, 2008 and December 31, 2007, respectively, there were: (1) no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (2) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the total number of votes cast by the holders of shares of Tree.com common stock. If stockholders fail to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for 2010, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year. A representative of Deloitte & Touche LLP is expected to be present at the 2010 Annual Meeting.

        The Board recommends that the stockholders vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

        Our executive officer compensation program is designed to increase long-term stockholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable us to meet our growth objectives.

        Although we are a publicly traded company, we attempt to foster an entrepreneurial culture and environment, and attract and retain senior executives with entrepreneurial backgrounds, attitudes and aspirations. Accordingly, when attempting to recruit and retain executive officers, as well as other key employees who may become executive officers at a later time, we compete not only with other public companies similar to us, and in many cases much larger than us, but also earlier stage companies and companies funded by private equity and venture capital firms. We structure our compensation programs so that we can compete in this varied marketplace for talent, with an emphasis on variable, contingent compensation and equity ownership.

        When establishing a compensation package for a given executive, we follow a flexible approach and make decisions based on a host of factors particular to a given executive's situation, including our evaluation of the executive's abilities and historic and anticipated future contributions, our firsthand experience with the competition for recruiting and retaining executives, negotiation and discussion with the relevant individual, competitive survey data, internal equity considerations and other factors we deem relevant at the time.

        We believe our compensation programs for executive officers, which includes a combination of subjective determinations regarding individual compensation levels and short-term performance and objective measures of long-term corporate results, puts a substantial amount of compensation at risk, rewards both individual and corporate performance in a targeted fashion, pays amounts appropriate to attract and retain those key individuals necessary to grow the Company, and aligns the interests of our key executives with the interests of our owners. We continuously evaluate our compensation programs, and as we did recently, make changes as we deem appropriate.

Roles and Responsibilities

        The Compensation Committee has primary responsibility for establishing the compensation of the Company's executive officers. Our executive officers also participate in establishing Company-wide compensation programs, including structuring bonus and equity programs and establishing appropriate bonus and equity pools. In February 2010, our Chief Executive Officer met with the Compensation Committee and discussed his views of corporate and individual executive officer performance for the prior year and his recommendations for appropriate compensation packages for the individual executive officers. The Chief Executive Officer and the Compensation Committee discussed each individual recommendation. The Compensation Committee also met without the Chief Executive Officer being present and discussed the Chief Executive Officer's compensation package.

        In making its determinations with respect to executive compensation, the Compensation Committee is supported by the Company's Senior Vice President, Human Resources. In addition, the Compensation Committee engaged the services of a compensation consultant. In 2009, the Compensation Committee retained the services of Pearl Meyer & Partners ("PM&P") to assist with its review of the compensation package of the Chief Executive Officer and other executive officers. In addition, PM&P was retained to assist the Compensation Committee with several special projects, including with respect to our Second Amended and Restated 2008 Stock and Annual Incentive Plan approved by stockholders at our 2009 Annual Meeting of Stockholders, monitoring trends in executive and non-employee director compensation, and assisting in the preparation of this Compensation Discussion and Analysis.

        The Compensation Committee retains PM&P directly, although in carrying out assignments PM&P also interacts with Company management when necessary and appropriate. Specifically, the Senior Vice President of Human Resources interacts with the consultants in order to provide compensation and performance data for the executive officers and the Company. In addition, PM&P may, in its discretion, seek input and feedback from the Chief Executive Officer and Chief Financial Officer regarding its consulting work product prior to presentation to the Compensation Committee in order to confirm its alignment with the Company's business strategy, determine what additional data may need to be gathered, or identify other issues, if any, prior to presentation to the Compensation Committee. PM&P reports directly to the Compensation Committee and does not provide any services to the Company other than the services provided to the Compensation Committee.

Compensation Elements

        Compensation packages for our executive officers have primarily consisted of salary, annual bonuses, long term incentives (typically equity awards) and other benefits. Prior to making specific decisions related to any particular element of compensation, we determine which element or combinations of compensation elements (salary, bonus or equity) can be used most effectively to further our compensation objectives. However, all such decisions are subjective, and made on a facts and circumstances basis without any prescribed relationship between the various elements of the total compensation package.

  Salary

        The Company typically negotiates a new executive officer's starting salary upon arrival, based on the executive's prior compensation history, prior compensation levels for the particular position within the Company, the executive's location, salary levels of other executives within the Company, salary levels available to the individual in alternative opportunities and the extent to which the Company desires to secure the executive's services. We utilize the Radford Executive Survey in formulating compensation packages to ensure that they are reasonable.

  Annual Bonus

        The Company's bonus program is designed to reward performance on an annual basis based on Company, business unit and individual performance measured against performance metrics set by the Compensation Committee. Because of the variable nature of the bonus program, and because in any given year bonuses have the potential to make up a significant portion of an executive's total compensation, the bonus program provides an important incentive tool to achieve the Company's annual objectives.

  Equity

        We believe that ownership shapes behavior, and that by providing a meaningful portion of an executive officer's compensation in stock, the executive's incentives are aligned with stockholder interests in a manner that drives better performance over time.

        Accordingly, shares of restricted stock and restricted stock units are an important component of our executive compensation program as they provide an equity vehicle that has ongoing value that relates to Company performance. In addition, restricted stock and restricted stock units serve as an important employee retention tool because they vest over a multi-year period subject to continued service by the recipient.

Compensation Following the Spin-Off

        We were spun-off from IAC on August 20, 2008. Prior to the spin-off, we were a subsidiary of IAC and our compensation programs and philosophies were determined by IAC, acting in effect as our compensation committee. Upon the spin-off, our Board of Directors was reconstituted and various committees, including the Compensation Committee, were formed. The Compensation Committee currently consists of Messrs. Melber (Chair), Lackey and McCrory. The Compensation Committee is authorized to exercise all of the powers of the Board of Directors with respect to matters pertaining to compensation and benefits, including salary matters, incentive/bonus plans, stock compensation plans, retirement programs and insurance plans.

        During the fall of 2008 and continuing through February 2009, our Chief Executive Officer and the Compensation Committee reviewed our overall compensation programs in light of our new status as a stand-alone public company as well as other factors affecting the economy in general and the mortgage and real estate industries and our company in particular. Following this review, our Chief Executive Officer and the Compensation Committee determined that our compensation programs were weighted toward fixed items such as base salary with a lesser emphasis placed on performance-based incentive arrangements and equity compensation. In light of our circumstances following the spin-off, a desire to increase our entrepreneurial culture and a goal of further aligning the interests of our executive officers and employees with those of our stockholders, the Compensation Committee in February 2009 determined that our compensation programs should have less of a fixed component and, instead, should be much more variable and tied to individual and corporate performance. The Compensation Committee believes placing a greater emphasis on incentive arrangements and equity compensation will result in our executive officers being paid for performance and will better align their incentives with the Company's strategic goals.

        As part of this shift in compensation philosophy, we took the following actions in February 2009.

  Reduction in Base Salaries

        As part of this restructuring, base salary levels were reduced across the Company effective April 1, 2009. Under this restructuring, the annual base salaries of the named executives (other than Mr. Violette who stepped down as an executive officer on February 27, 2009) were reduced in the aggregate by approximately sixteen percent as reflected in the following table:

Name	Pre- Adjustment Salary ($)	Post- Adjustment Salary ($)	Pay Change (%)
Douglas Lebda	750,000	550,000	(26.7)%
David Norris	350,000	350,000	0.0%
Robert Harris	325,000	275,000	(15.4)%
Matthew Packey	312,500	250,000	(20.0)%
Greg Hanson(1)	170,000	185,000	8.8%

(1)
Mr. Hanson's salary increased in connection with his promotion to General Manager, RealEstate.com and Tree.com.

  2009 Bonus Plan

        In connection with its review of the Company's compensation programs and philosophies, the Compensation Committee approved our 2009 Bonus Plan. While actual bonus awards were determined in the discretion of the Compensation Committee, this plan established certain target bonus levels expressed as a percentage of base salary and performance criteria to be used in assessing whether bonuses should be paid.

        Mr. Harris did not receive a 2009 bonus as a result of his stepping down as an executive officer on February 25, 2010 and subsequent resignation.

        As part of the 2009 bonus plan, the Compensation Committee established an overall Company performance target of improving the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") by $29.2 million over a baseline budgeted level of a $25.8 million EBITDA loss. For Mr. Lebda, the primary performance measure considered by the Compensation Committee was Company EBITDA. For the other named executives, as described more fully below, in addition to Company EBITDA, the Compensation Committee also considered particular business unit and/or individual performance measures.

        During 2009, business conditions in the Company's industry improved far more than the Compensation Committee expected. Therefore, during the year, and in keeping with the discretionary nature of the plan, the Compensation Committee made a number of adjustments to the plan including downward adjustments to LendingTree Loans business unit performance results. Similarly, the Compensation Committee determined to eliminate the effect of the legal settlements announced in January 2010 from its evaluation of Company performance since it did not believe such settlements were reflective of management's 2009 performance.

        The Compensation Committee also gave consideration to the fact that, as a result of the February 2009 salary adjustments and a reduction in the number of executives, the total base pay for all executives had been reduced from $3,507,500 in 2008 to $2,580,000 in 2009.

        Target bonus levels were calculated as a percentage of salaries in effect prior to the February 2009 adjustments as indicated in the following table. Target bonus levels were maintained at the pre-February 2009 levels in light of the Compensation Committee's goal of increasing the variable component of our executive compensation program. Based on review of Company, business unit and individual performance against goals and after exercising its discretion, actual bonus amounts approved by the Compensation Committee were as follows.

	Pre- Adjustment Salary ($)	Target Bonus %	Target Bonus ($)	Actual 2009 Bonus ($)
Douglas Lebda	750,000	100%	750,000	1,100,000
David Norris	350,000	43%	150,000	275,000
Matthew Packey	312,500	50%	156,250	175,000
Greg Hanson	170,000	68%	115,000	115,000

        Mr. Lebda's bonus was based on achievement of 152% of the Company EBITDA target, rounded down to $1,100,000.

        Mr. Norris's bonus was based primarily on a performance plan for his business unit, LendingTree Loans, which provided a target bonus opportunity of $150,000. Because LendingTree Loans significantly exceeded the maximum performance metrics and was a significant contributor to the Company exceeding its EBITDA target, the Compensation Committee awarded Mr. Norris a discretionary bonus of $125,000, in addition to his target bonus.

        Mr. Packey's 2009 bonus was based on achievement against a corporate cost savings goal and Company EBITDA. In awarding Mr. Packey's 2009 bonus, the Compensation Committee took into consideration that both Mr. Packey's business unit and Company goals were significantly exceeded.

        In connection with his mid-year promotion to General Manager, RealEstate.com and Tree.com, Mr. Hanson received assurances that he would receive a 2009 bonus no less than his target bonus. Accordingly, the Compensation Committee awarded Mr. Hanson a 2009 bonus equal to his target bonus.

  Equity Awards

        A key part of this February 2009 restructuring were equity awards comprised of restricted stock and restricted stock units. These awards were an important part of the shift away from fixed base compensation toward performance-based incentive arrangements and equity compensation. In February,

March and May 2009 we awarded a total of 796,961 shares of restricted stock and restricted stock units to our employees of which 445,000 were granted to our named executives as indicated below.

Name	Four-Year Restricted Stock	Two-Year RSUs	Four-Year RSUs
Douglas Lebda	350,000	—	—
Robert Harris	—	10,000	15,000
David Norris	—	10,000	15,000
Matthew Packey	—	10,000	12,500
Greg Hanson	—	2,500	20,000

        The two-year restricted stock unit awards cliff-vest on February 17, 2011. The four-year restricted stock and restricted stock unit awards vest in four equal annual installments beginning on February 17, 2010.

        One half of these awards were made contingent upon receipt of stockholder approval of our Amended and Restated 2008 Annual Stock and Incentive Plan at the 2009 Annual Meeting of Stockholders. In addition, in connection with such approval, in April 2009 Mr. Lebda surrendered options to purchase 589,850 shares of common stock with an exercise price of $25.43 per share which shares were returned to the stock plan and became available for future grants.

  Private Placement Transaction with Chief Executive Officer

        On February 8, 2009, we entered into a stock purchase agreement with Mr. Lebda pursuant to which we agreed to sell him 935,000 shares of common stock at a purchase price of $3.91 per share for an aggregate purchase price of $3,655,850. The purchase price represented the closing market price of the common stock on the day prior to the execution of the stock purchase agreement. The shares were initially subject to certain vesting provisions that entitled the Company to repurchase Mr. Lebda's unvested shares in certain circumstances. However, as discussed below under Potential Payments Upon Termination or Change in Control beginning on page 24, the Company relinquished these rights in February 2010.

Compensation Prior to the Spin-Off

        Prior to the spin-off in August 2008, we were a subsidiary of IAC and our compensation programs and philosophies were determined by IAC, acting in effect as our compensation committee. Accordingly, prior to the spin-off IAC determined all compensation elements for our Chief Executive Officer, while our Chief Executive Officer in turn made the determinations for our other executive officers, subject to IAC's review and approval.

  Actions by IAC in Connection with Spin-off

  Lebda Employment Agreement

        Mr. Lebda entered into an employment agreement with IAC on January 7, 2008 under which Mr. Lebda agreed to become our Chairman and Chief Executive Officer and became entitled to receive certain benefits in connection with completion of the spin-off. These benefits included:

  •
  shares of Tree.com restricted stock and Tree.com stock options;

  •
  accelerated vesting of all of his outstanding IAC restricted stock units;

  •
  the right to exchange certain restricted membership interests in a subsidiary of the Company for shares of IAC; and

  •
  the right to receive reimbursement relating to his relocation to Charlotte, North Carolina, up to an aggregate of $400,000 (including tax gross-ups) in accordance with Company policies.

        In connection with the completion of the spin-off, on August 15, 2008 Mr. Lebda and IAC entered into an amendment to Mr. Lebda's employment agreement to make certain modifications to these arrangements. Under his employment agreement, as amended, in connection with the spin-off Mr. Lebda received:

  •
  117,970 shares of Tree.com restricted stock representing 1% of our outstanding fully diluted shares at the time of the spin-off;

  •
  two separate stock option awards covering 589,850 shares each (representing a total of 10% of our outstanding fully diluted shares at the time of the spin-off) with exercise prices of $8.48 and $25.43, respectively, and five-year cliff vesting;

  •
  shares of preferred stock of a subsidiary of the Company that have an aggregate liquidation preference of $5,000,000, accrue dividends at a rate of 12% per year, vest in three equal annual installments beginning on August 21, 2009 and are required to be repurchased by us on August 21, 2013;

  •
  accelerated vesting of all of his outstanding shares of IAC restricted stock and restricted stock units; and

  •
  500,000 IAC shares immediately prior to the spin-off in exchange for certain restricted membership interests in a subsidiary of the Company.

  Harris, Norris and Packey Employment Agreements

        We entered into employment agreements with Robert Harris, former President of LendingTree Exchange, and David Norris, President, LendingTree Loans, on June 30, 2008 and with Matthew Packey, Senior Vice President and Chief Financial Officer, on August 3, 2008 setting forth the terms and conditions of their employment with the Company after the spin-off.

Change of Control and Severance

        We believe that providing executives with severance and change of control protection is important to allow executives to fully value the forward looking elements of their compensation packages, and therefore limit retention risk during uncertain times. Accordingly, the Company's employment agreements and equity awards generally provide for salary continuation in the event of certain employment terminations beyond the control of the executive, as well as varying degrees of accelerated vesting of equity awards in the event of a change of control of the Company.

Other Compensation

        Under limited circumstances, certain executive officers have received perquisites as well as non-cash and non-equity compensatory benefits.

        The values of these benefits are reported below in the 2009 Summary Compensation Table under the column heading "All Other Compensation" pursuant to applicable rules. The executive officers do not participate in any deferred compensation or retirement program other than the Company's 401(k) plan.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of the Compensation Committee is currently, or has ever been at any time since our formation, an officer or employee of the Company or any of its subsidiaries. During fiscal year 2009, none of our executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities Act of 1933, as amended, and discussed it with management. In reliance on its review and the discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Tree.com's Annual Report on Form 10-K for the year ended December 31, 2009 and 2010 Annual Meeting Proxy Statement.

Members of the Compensation Committee

Lance Melber (Chair)
W. Mac Lackey
Patrick McCrory

EXECUTIVE COMPENSATION

2009 Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Douglas Lebda	2009		603,846	1,100,000		1,897,000	—	2,802,737	(3)	6,403,583
Chairman and CEO	2008	(4)	750,000	—		880,045	4,942,943	235,213		6,808,201
	2007	(4)	750,000	—		2,499,990	—	6,750		3,256,740
David Norris	2009		350,000	275,000		121,875	—	7,350	(5)	754,225
President, LendingTree Loans
Matthew Packey	2009		266,827	175,000		121,950	—	6,906	(5)	570,683
Senior Vice President and CFO	2008		271,539	50,000	(6)	—	125,925	6,750		454,214
	2007		219,692	50,000		329,958	—	6,750		606,400
Greg Hanson	2009		182,211	115,000		119,338	—	6,524	(5)	423,073
SVP/GM Tree.com/RealEstate.com
Robert Harris	2009		288,462	—		135,500	—	7,350	(5)	431,312
Former President,	2008		325,000	75,000	(6)	—	100,740	6,379		507,119
LendingTree Exchange	2007		299,423	75,000		897,066	—	6,750		1,278,239
Bret Violette	2009		220,000	500,000	(7)	—	—	7,535	(5)	727,535
Former President, Real Estate	2008		400,000	500,000	(7)	—	—	6,750		906,750
	2007		375,631	500,000	(7)	343,500	—	6,750		1,225,881

(1)
The amounts shown in this column indicate the grant date fair value of stock awards granted in the subject year computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K.

(2)
The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K.

(3)
The amount set forth consists of (i) $7,350 for matching contributions to our 401(k) plan, (ii) a total of $528,720 for reimbursement of expenses relating to Mr. Lebda's relocation to Charlotte, North Carolina of which $24,759 was for commuting and temporary living expenses, $492,582 was for other relocation expenses and $11,379 was a tax gross up payment and (iii) $2,266,667 representing accrual of face amount and dividends on Mr. Lebda's preferred stock in LendingTree Holdings Corp.

(4)
Mr. Lebda served as President and Chief Operating Officer of IAC during 2007. From January 2008 through August 2008, Mr. Lebda served as our Chairman and Chief Executive Officer and as President and Chief Operating Officer of IAC. Accordingly, all of the compensation earned by Mr. Lebda during 2007 and a significant portion of the compensation earned by Mr. Lebda for 2008 was earned in his capacity as President and Chief Operating Officer of IAC.

(5)
Reflects matching contributions to our 401(k) plan.

(6)
Reflects the portion of year-end 2007 bonus that was determined in February 2008 but not paid until July 2008 based on continued employment through such time.

(7)
Reflects a guaranteed minimum bonus under the terms of an employment agreement.

2009 Grants of Plan-Based Awards

        The table below provides information regarding plan-based awards granted to our named executives in 2009.

Name	Award Type	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Douglas Lebda	(1)	3/26/2009	175,000	875,000
	(1)	4/28/2009	175,000	1,022,000
David Norris	(2)	2/17/2009	7,500	29,325
	(3)	2/17/2009	5,000	19,550
	(2)	4/28/2009	7,500	43,800
	(3)	4/28/2009	5,000	29,200
Matthew Packey	(2)	3/26/2009	6,250	31,250
	(3)	3/26/2009	5,000	25,000
	(2)	4/28/2009	6,250	36,500
	(3)	4/28/2009	5,000	29,200
Greg Hanson	(2)	2/17/2009	5,000	19,550
	(3)	2/17/2009	1,250	4,888
	(2)	4/28/2009	15,000	87,600
	(3)	4/28/2009	1,250	7,300
Robert Harris	(2)	3/26/2009	7,500	37,500
	(3)	3/26/2009	5,000	25,000
	(2)	4/28/2009	7,500	43,800
	(3)	4/28/2009	5,000	29,200

(1)
Reflects shares of restricted stock that vest in four equal annual installments beginning on February 17, 2010.

(2)
Reflects restricted stock units that vest in four equal annual installments beginning on February 17, 2010.

(3)
Reflects restricted stock units that vest in full on February 17, 2011.

(4)
The amounts shown in this column indicate the full grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

        The table below provides information regarding equity awards held by our named executives as of December 31, 2009. The market value of all restricted stock unit and restricted stock awards is based on the closing price of our common stock as of December 31, 2009 ($9.15).

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Douglas Lebda	1,651	(1)	—		$2.11	12/06/10	350,000	(3)	3,202,500
	2,065	(1)	—		$2.60	04/02/11
	1,807	(1)	—		$5.95	03/08/12
	1,291	(1)	—		$9.96	12/20/12
			589,850	(2)	$8.48	08/21/18
David Norris	7,500		22,500	(5)	$7.46	08/21/18	32,114	(4)	293,843
Matthew Packey	6,250		18,750	(5)	$7.46	01/31/18	56,914	(4)	520,763
Greg Hanson	1,000		3,000	(5)	$7.46	01/31/18	25,691	(4)	235,073
Robert Harris	360		—		$9.96	12/20/12	67,724	(4)	619,675
	5,000		15,000	(5)	$7.46	01/31/18
Bret Violette	—		—				10,617	(4)	97,146

(1)
Represents options received in connection with the spin-off upon the conversion of IAC stock options.

(2)
Reflects the unvested portion of an option grant, which will vest in full on January 7, 2013.

(3)
Reflects shares of restricted stock that vest in four equal annual installments beginning on February 17, 2010.

(4)
The table below provides the following information regarding unvested restricted stock unit awards held by our named executives as of December 31, 2009: (i) vesting date(s) of each award, (ii) the number of restricted stock units outstanding (on an aggregate and grant-by-grant basis), (iii) the market value of restricted stock units outstanding as of December 31, 2009, (iv) the vesting schedule for each award and (v) the total number of restricted stock units that vested or are scheduled to vest in each of the fiscal years ending December 31, 2010, 2011, 2012 and 2013.

Name and Vesting Dates	Number of Unvested RSU as of 12/31/09 (#)	Market Value of RSUs as of 12/31/09 ($)	2010	2011	2012	2013
David Norris
Feb. 17	25,000	228,750	3,750	13,750	3,750	3,750
July 20	7,114	65,093	7,114	—	—	—

Total	32,114	293,843	10,864	13,750	3,750	3,750

Name and Vesting Dates	Number of Unvested RSU as of 12/31/09 (#)	Market Value of RSUs as of 12/31/09 ($)	2010	2011	2012	2013
Matthew Packey
Jan. 31	22,772	208,364	5,693	5,693	5,693	5,693
Feb. 6	3,411	31,211	1,705	1,706	—	—
Feb. 16	8,231	75,314	5,908	1,160	1,163	—
Feb. 17	22,500	205,875	3,124	13,126	3,124	3,126

Total	56,914	520,763	16,430	21,685	9,980	8,819

Greg Hanson
Feb. 16	3,191	29,198	1,404	892	895	—
Feb. 17	22,500	205,875	5,000	7,500	5,000	5,000

Total	25,691	235,073	6,404	8,392	5,895	5,000

Robert Harris
Feb. 6	17,768	162,577	—	17,768	—	—
Feb. 16	15,816	144,716	13,434	1,191	1,191	—
Feb. 17	25,000	228,750	3,750	13,750	3,750	3,750
May 14	9,140	83,631	9,140	—	—	—

Total	67,724	619,675	26,324	32,709	4,941	3,750

Bret Violette
April 11	10,617	97,146	10,617	—	—	—

Total	10,617	97,146	10,617	—	—	—

(5)
Reflects the unvested portion of an option grant, which will vest in three equal installments beginning on January 31, 2010.

2009 Option Exercises and Stock Vested Table

        The following table summarizes vesting of restricted stock and restricted stock unit awards for named executives in 2009. None of our named executives exercised options to purchase Tree.com common stock in 2009.

	Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas Lebda	08/21/2009	117,970	1,097,121	(1)
Matthew Packey	01/31/2009	5,692	22,597	(2)
Bret Violette	07/15/2009	15,926	154,641	(3)

(1)
Calculated using the closing share price of our common stock on August 21, 2009 ($9.30).

(2)
Calculated using the closing share price of our common stock on February 2, 2009 ($3.97).

(3)
Calculated using the closing share price of our common stock on July 15, 2009 ($9.71).

Potential Payments Upon Termination or Change in Control

        We have entered into employment agreements and maintain certain plans that will require us to provide compensation or other benefits to our named executives in connection with certain events related to a termination of employment or change of control. As of December 31, 2009, these arrangements were as follows.

  Lebda Arrangements

        Under Mr. Lebda's employment agreement, Mr. Lebda would, upon termination without "cause" or resignation for "good reason" (a "qualifying termination"), be entitled to certain benefits. These benefits include (1) continued payment of his base salary through the earlier of the remainder of January 7, 2013 or three years from the date of termination, and (2) accelerated vesting of his 350,000 shares of restricted stock and his 589,850 unvested stock options (and such option would remain exercisable for a period of twelve months from such termination); provided that the amount of severance payments would be reduced by the amount of compensation earned by Mr. Lebda from other employment during the severance period.

        Under Mr. Lebda's employment agreement, "cause" is defined as:

  •
  a plea of guilty or nolo contendere to, or conviction for, a felony offense;

  •
  a material breach of his fiduciary duty owed to the Company;

  •
  a material breach of any of the confidentiality, non-competition, non-solicitation and proprietary rights covenants set forth in his employment agreement; or

  •
  the willful or gross neglect by him of the material duties required by his employment agreement.

        Under Mr. Lebda's employment agreement, "good reason" means the occurrence of any of the following without Mr. Lebda's written consent:

  •
  a material adverse change in his title, duties, operational authorities or reporting responsibilities as they related to his position as our Chairman and Chief Executive Officer from those in effect immediately following January 7, 2008;

  •
  a material reduction in his annual base salary;

  •
  a relocation of his principal place of business more than 25 miles from whichever of either the Charlotte, North Carolina or New York, New York metropolitan areas he is then resident; or

  •
  a material breach by the Company of the employment agreement.

        Upon a qualifying termination Mr. Lebda is entitled to accelerated vesting of the unvested portion of the 5,000 shares of preferred stock in LendingTree Holdings Corp. granted to him pursuant to his Restricted Share Grant and Stockholders' Agreement dated August 15, 2008 (the "Restricted Share Agreement"). In addition, upon the occurrence of a "change of control," Mr. Lebda is entitled to accelerated vesting of the unvested portion of these shares and we are required to repurchase all 5,000 shares for a purchase price equal to the liquidation preference associated with such shares ($5,000,000 plus accrued and unpaid dividends).

        Pursuant to the terms of Mr. Lebda's Restricted Share Agreement, a "change of control" means:

  •
  the acquisition of beneficial ownership by any person of equity securities representing more than 50% of the voting power of then outstanding equity securities of Tree.com entitled to vote generally in the election of directors;

  •
  the consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the capital stock or assets of Tree.com (unless the beneficial owners of the outstanding voting securities immediately prior to such transaction own substantially the same proportion as their ownership immediately prior to such transaction);

  •
  the sale, transfer or disposition of our equity securities representing more than 50% of the voting power of the then outstanding equity securities of Tree.com entitled to vote generally in the election of directors; or

  •
  the sale, transfer or disposition by us of (1) equity securities of LendingTree, LLC representing more than 50% of the voting power the then outstanding equity securities of such entity entitled to vote general in the election of directors or (2) the sale of all or substantially all of the assets of the Company or LendingTree, LLC.

  Harris, Norris and Packey Arrangements

        Under his respective employment agreement, each of Mr. Harris, Mr. Norris and Mr. Packey would, upon termination without "cause," voluntary termination within 90 days following the occurrence of a "change in control" or upon the Company's material breach of the agreement, be entitled to certain benefits. These benefits include (1) continued payment of base salary for one year, (2) accelerated vesting of the restricted stock units granted in 2009 and (3) in the case of Mr. Packey, a benefits subsidy that covers the amount owed for COBRA benefits during the severance period less his current employee contributions for these benefits; provided that the amount of severance payments would be reduced by the amount of compensation earned by Mr. Harris, Mr. Norris or Mr. Packey from other employment during the severance period.

        Under the employment agreements for each of Messrs. Harris, Norris and Packey, the term "cause" has substantially the same meaning as it does in Mr. Lebda's employment agreement (described above), except it also includes (1) a plea of guilty or nolo contendere to, or conviction for, a misdemeanor offense involving a breach of trust or fiduciary duty and (2) a material violation by him of any Company policy pertaining to ethics, wrongdoing or conflicts of interest, and, in the case of Mr. Norris, in the event the Company purchases a mortgage company and places someone other than Mr. Norris in charge of the combined mortgage company, then such event shall be deemed a termination without cause.

        Under these employment agreements, "change in control" is defined as:

  •
  the acquisition of beneficial ownership by any person (other than IAC, Barry Diller, Liberty Media and their respective affiliates) of equity securities of LendingTree, LLC representing more than 50% of the voting power of then outstanding equity securities of LendingTree, LLC entitled to vote generally in the election of directors or managing members; or

  •
  the consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of LendingTree, LLC (unless the beneficial owners of the outstanding voting securities immediately prior to such transaction own substantially the same proportion as their ownership immediately prior to such transaction); or

  •
  the approval by the members, stockholders or other required persons (as applicable) of LendingTree, LLC of a complete liquidation or dissolution of LendingTree, LLC.

  Hanson Arrangements

        Under Mr. Hanson's severance agreement, Mr. Hanson would, upon termination without "cause" and for reasons unrelated to performance (a "qualifying termination"), be entitled to certain benefits. These benefits include (1) continued payment of base salary for six months and (2) accelerated vesting of any portion of the restricted stock units granted in 2009 scheduled to vest during the six months following termination; provided that the amount of severance payments would be reduced by the amount of compensation earned by Mr. Hanson from other employment during the severance period.

        Under Mr. Hanson's severance agreement, the term "cause" has substantially the same meaning as it does in the employment agreements of Messrs. Harris, Norris and Packey (described above), except it also includes (1) the use of alcohol or illegal drugs that interferes materially with performance of duties and (2) default of any agreement between Mr. Hanson and the Company.

  Acceleration of Equity Awards

        The stock option awards granted to the named executives in August 2008 provide for accelerated vesting upon termination of employment within two years following a "Change in Control" (1) by the Company other than for "Cause," (2) upon death or "Disability" or (3) upon termination by the participant for "Good Reason." In addition, following a termination under these circumstances the term of such stock options would be extended from 90 days following termination until the earlier of the first anniversary of the change in control and expiration of the option award.

        All of the restricted stock and restricted stock unit awards received by the named executives in 2009 provide for accelerated vesting of one-half of the unvested portion thereof upon the occurrence of a "Change in Control." In addition, the two-year cliff vesting restricted stock unit awards received by the named executives in 2009 provide for accelerated vesting upon termination of employment by the Company without "Cause."

        Certain Tree.com and Spinco restricted stock unit awards received by the named executives in connection with the spin-off upon conversion of IAC restricted stock unit awards (three year cliff vest awards), would, upon termination without "cause" (as defined in the applicable employment agreement), vest pro rata based on the number of full years of completed service from the grant date; provided, notwithstanding such accelerated vesting, share delivery at settlement would not occur until the original cliff-vesting date.

        Our 2008 Stock and Annual Incentive Plan and the applicable Spinco Stock Plans provide for accelerated vesting of the Tree.com and Spinco restricted stock unit awards received by our named executives in connection with the spin-off upon conversion of outstanding IAC restricted stock unit awards upon termination of employment by the Company other than for "Cause" or "Disability" or upon termination by the participant for "Good Reason" within two years following a "Change in Control."

        Under the 2008 Stock and Annual Incentive Plan and the applicable Spinco Stock Purchase Plans, "Change in Control" is defined as:

  •
  The acquisition by any individual, entity or group, other than the Company, of beneficial ownership of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors; or

  •
  Individuals who constitute the Board cease for any reason to constitute at least a majority of the Board; or

  •
  Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, the purchase of assets or stock of another entity, or other similar corporate transaction, in each case, unless immediately following such transaction, (A) more than 50% of the resulting voting power is retained by the Company's stockholders, and (B) at least a majority of the members of the board of directors of the entity resulting from such transaction were incumbent directors at the time of the initial agreement, or action of the Board, providing for such transaction; or

  •
  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        The 2008 Stock and Annual Incentive Plan provides that the terms "Cause," "Disability" and "Good Reason" as applied to any of our named executives would have the meanings set forth in such named executive's employment agreement.

  Conditions to Receipt of Severance and Change in Control Benefits

        Under each named executive's employment agreement, our obligations to provide the executive with the severance benefits described above are contingent on:

  •
  The executive's delivering a signed waiver and release of all claims he may have against the Company and his not revoking such release;

  •
  The executive's compliance with certain covenants with respect to confidential information and invention assignment; and

  •
  The executive's compliance with applicable non-competition and non-solicitation covenants during a restricted period, in the case of Mr. Lebda lasting for 24 months and in the case of the other named executives, lasting 12 months.

  No Tax Gross-Ups

        None of our executive officers would be entitled to any tax gross-up or similar payments in connection with termination of employment or the occurrence of a change in control.

  Violette Arrangements

        On February 2, 2009, we entered into an Amended Employment and Release Agreement with Mr. Violette pursuant to which Mr. Violette stepped down as an executive officer effective February 27, 2009. In accordance with this agreement Mr Violette received (1) continuation of base salary and guaranteed bonus payments through July 15, 2009 and (2) accelerated vesting of a pro rata portion (two-thirds) of the three year cliff vest Tree.com and Spinco restricted stock unit awards received by him in connection with the spin-off upon conversion of IAC restricted stock unit awards based on the number of full years of completed service from the grant date; provided, notwithstanding such accelerated vesting, share delivery at settlement will not occur until the original cliff-vesting date.

  February 2010 Changes to Change in Control and Severance Arrangements

        On February 25, 2010, the Compensation Committee approved certain amendments to the change in control severance benefits provided to Messrs. Lebda, Norris and Hanson. These changes were made because the Compensation Committee believes it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of its executive officers notwithstanding the possibility, threat or occurrence of a change of control. As a result of the amendments, upon the occurrence of a "change in control" (as defined in the applicable employment agreement), all restricted stock, restricted stock unit, stock option and other equity awards held by Messrs. Lebda, Norris and Hanson would automatically vest in full. In addition, as a result of the amendments:

  •
  upon termination without "cause" or for "good reason" within one year following the occurrence of a "change in control" (as defined in the applicable employment agreement), (1) Mr. Lebda would receive continued payment of his base salary for three years from the date of termination (which would not be reduced by the amount of compensation earned from other employment during the severance period) and (2) to the extent applicable to business activities unrelated to online lending, the period of the non-competition and non-solicitation covenants applicable to Mr. Lebda would be reduced from two years following termination to one; and.

  •
  upon termination without "cause" or upon the Company's material breach of the agreement within one year following the occurrence of a "change in control" (as defined in the applicable employment agreement) each of Mr. Norris and Mr. Hanson would receive continued payment of his base salary for two years from the date of termination (which would not be reduced by the amount of compensation earned from other employment during the severance period).

        Additionally, on February 25, 2010, the Compensation Committee approved an amendment to the stock purchase agreement dated February 8, 2009 between the Company and Mr. Lebda pursuant to which Mr. Lebda purchased 935,000 shares of Company common stock. Pursuant to this amendment, the Company relinquished its repurchase rights under the agreement with respect Mr. Lebda's unvested shares.

        On February 25, 2010, Robert Harris, President of our LendingTree Exchange business, stepped down as an executive officer. Also on February 25, 2010, the Compensation Committee approved amendments to Mr. Harris' employment agreement pursuant to which Mr. Harris received a lump sum payment of $180,000 as well as accelerated vesting of 19,035 restricted stock units in connection with his service during his transition from the Company.

Estimated Post-Employment Compensation And Benefits

        The following table describes the potential payments and benefits under our compensation and benefit plans and arrangements to which our named executives would have been entitled upon termination of employment or change in control assuming that the relevant event occurred on December 31, 2009.

Name and Benefit	Termination without cause ($)	Resignation for good reason or following Company material breach ($)	Death or Disability ($)	Change in Control ($)	Voluntary resignation within 90 days following Change in Control ($)	Qualifying Termination within 2 Years following Change in Control ($)(6)
Douglas Lebda
Cash Severance(1)	1,650,000	1,650,000	—	—	—	1,650,000
Restricted Stock(2)	3,202,500	3,202,500	—	1,601,250	—	3,202,500
Preferred stock(3)	3,878,495	3,878,495	—	3,878,495	—	3,878,495
Stock Options(4)	395,200	395,200	—	—	—	395,200
Total estimated value	9,126,194	9,126,194	—	5,479,745	—	9,126,194
David Norris
Cash Severance(1)	350,000	350,000	—	—	350,000	350,000
Restricted Stock Units(2)	291,220	291,220	—	114,375	—	322,454
Stock Options(4)	—	—	—	—	—	38,025
Total estimated value	641,220	641,220	—	114,375	350,000	710,479
Matthew Packey
Cash Severance(1)	312,500	312,500	—	—	312,500	312,500
Benefits subsidy(5)	8,752	8,752	—	—	8,752	8,752
Restricted Stock Units(2)	284,659	284,659	—	102,938	—	595,513
Stock Options(4)	—	—	—	—	—	31,688
Total estimated value	605,911	605,911	—	102,938	321,252	948,453
Greg Hanson
Cash Severance(1)	185,000	185,000	—	—	185,000	185,000
Restricted Stock Units(2)	214,353	214,353	—	102,938	—	243,123
Stock Options(4)	—	—	—	—	—	5,070
Total estimated value	399,353	399,353	—	102,938	185,000	433,193
Robert Harris
Cash Severance(1)	325,000	325,000	—	—	325,000	325,000
Restricted Stock Units(2)	512,290	512,290	—	114,375	—	1,053,185
Stock Options(4)	—	—	—	—	—	25,350
Total estimated value	837,290	837,290	—	114,375	325,000	1,403,535

(1)
Reflects cash severance payments during applicable severance period assuming that no compensation from other employment is earned during the severance period. Payments actually received would be reduced by the amount of any such compensation.

(2)
Represents the value of unvested shares of restricted stock or restricted stock units held on December 31, 2009 accelerated in connection with termination or change in control, based upon the closing market price of the underlying shares of common stock on such date.

(3)
Represents the value of accelerated vesting of the unvested portion of Mr. Lebda's 5,000 shares of preferred stock in LendingTree Holdings Corp.

(4)
Represents the value of unvested options held on December 31, 2009 accelerated in connection with termination, based upon the closing market price of the underlying shares of common stock on such date ($9.15).

(5)
Benefits subsidy equals the total amount owed for Mr. Packey's COBRA benefits for the one year period following the date of termination, which is assumed to be December 31, 2009 for the purposes of this table, less the amount of his current employee contribution for such benefits. The assumptions used to calculate these medical benefits for Mr. Packey include no mortality assumptions and no compensation is earned from other employment, which would offset our future payment obligations.

(6)
This column reflects potential payments that would be due in connection with a termination without "cause" or resignation for "good reason" (as such terms are defined in the named executive's employment agreement) or upon the Company's material breach of the named executive's employment agreement, as applicable, within two years following a change in control.

Review of Risks Arising from Compensation Policies and Practices

        We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and practices are not reasonably likely to have a material adverse effect on the Company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table summarizes information, as of December 31, 2009, regarding our equity compensation plans pursuant to which grants of stock options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans
approved by security holders
2008 Stock and Annual Incentive Plan	2,232,257	$8.31	936,862
Equity compensation plans not
approved by security holders
None	—		—

Total	2,232,257		936,862

DIRECTOR COMPENSATION

        Non-Employee Director Compensation Arrangements.    Each non-employee member of the Board receives an annual cash retainer in the amount of $40,000. Each member of the Audit and Compensation Committees receives an additional annual retainer in the amount of $10,000, except the chair of the Audit Committee receives an additional annual retainer in the amount of $15,000. Each non-employee member of the Executive Committee receives an annual cash retainer in the amount of $2,500. In addition, in recognition of the fact that in 2009 independent directors were required to devote substantially more time and attention to Company matters than was expected, special compensation of $30,000 was paid to each independent director in 2009.

        Upon his or her initial election to the Board, each non-employee director receives a grant of restricted stock units with a dollar value of up to $50,000, with the actual amount of the grant being pro-rated based upon the amount of time from such appointment to the date of the Company's next annual meeting of stockholders. In addition, each non-employee director receives a grant of restricted stock units with a dollar value of $50,000 upon his or her re-election on the date of the Company's annual meeting of stockholders. The terms of these restricted stock units provide for (1) vesting in two equal annual installments commencing on the first anniversary of the grant date, (2) cancellation and forfeiture of unvested units in their entirety upon termination of service with the Board and (3) full acceleration of vesting upon a change in control of the Company. Non-employee directors are also reimbursed for all reasonable expenses incurred in connection with attendance at the Company's Board and committee meetings.

        The Nominating Committee has primary responsibility for recommending non-employee director compensation arrangements, which are designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of our stock to further align directors' interests with those of our stockholders. When considering non-employee director compensation arrangements, management provides the Nominating Committee with information regarding various types of non-employee director compensation arrangements and practices of select peer companies.

        Deferred Compensation Plan for Non-Employee Directors.    Under our Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer all or a portion of their Board and Board Committee fees. Eligible directors who defer all or any portion of these fees can elect to have such deferred fees applied to the purchase of share units, representing the number of shares of common stock that could have been purchased on the relevant date or credited to a cash fund. If any dividends are paid on common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase Bank. After a director ceases to be a member of the Board, he or she will receive (1) with respect to share units, such number of shares of our common stock as the share units represent and (2) with respect to the cash fund, a cash payment in an amount equal to deferred amounts plus accrued interest. These payments will be made in either one lump sum or up to five installments, as previously elected by the eligible director at the time of the related deferral election.

2009 Non-Employee Director Compensation

        The following table provides information on the compensation of our non-employee directors in the year ended December 31, 2009. Specifically, the table provides the amount of (1) cash fees earned by non-employee directors for services performed during 2009 and (2) the grant date fair value of stock awards granted in 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Peter Horan	52,903	50,000	102,903
W. Mac Lackey	93,764	50,000	143,764
Joseph Levin	40,000	50,000	90,000
Patrick McCrory	78,333	62,500	140,833
Lance Melber	80,000	50,000	130,000
Steven Ozonian	80,000	50,000	130,000

(1)
The amounts shown in this column indicate the grant date fair value for restricted stock unit awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K.

  The table below provides the number of restricted stock units awarded during the year ended December 31, 2009 and the number of restricted stock units held by each director as of December 31, 2009.

Name	Number of RSUs Awarded in 2009 (#)	Aggregate Number of RSUs Outstanding at Fiscal Year End (#)
Peter Horan	8,711	12,080
W. Mac Lackey	8,711	18,364
Joseph Levin	8,711	12,080
Patrick McCrory	11,669	11,669
Lance Melber	8,711	12,080
Steven Ozonian	8,711	12,080

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information, as of March 5, 2010, relating to the beneficial ownership of our shares of common stock by (1) each person known by us that owns beneficially more than 5% of the outstanding shares of common stock, (2) each current director and director nominee, (3) each of the named executives (4) all executive officers and directors as a group.

        Unless otherwise indicated, beneficial owners listed in the following table may be contacted at our corporate headquarters located at 11115 Rushmore Drive, Charlotte, North Carolina 28277. For each listed person, the number of shares of common stock and percent of such class listed assumes the conversion or exercise of any equity securities owned by such person that are or will become convertible or exercisable, and the exercise of stock options and the vesting of restricted stock units, if any, that will vest, within 60 days of March 5, 2010, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person.

Name	Shares beneficially owned		% Common Stock beneficially owned
Greg Hanson	10,940	(1)	*
Robert Harris	21,802	(2)	*
Peter Horan	16,932	(3)	*
W. Mac Lackey	14,009	(3)	*
Douglas Lebda	1,514,851	(4)	13.8%
Joseph Levin	7,996	(3)	*
Patrick McCrory	5,835	(3)	*
Lance Melber	7,725	(3)	*
David Norris	15,000	(5)	*
Steven Ozonian	7,725	(3)	*
Matthew Packey	41,174	(6)	*
Bret Violette	781	(7)	*
All directors and executive officers as a group (12 persons)	1,664,770		15.1%
Liberty Media Corporation	2,773,987	(8)	25.2%
Financial & Investment Management Group Ltd	577,135	(9)	5.2%
Second Curve Capital, LLC	764,158	(10)	6.9%

*
The percentage of shares beneficially owned does not exceed 1%.

(1)
Includes 2,000 shares subject to options.

(2)
Includes 10,360 shares subject to options.

(3)
Includes 4,356 shares scheduled to be delivered upon the vesting of restricted stock units.

(4)
Includes 6,814 shares subject to options.

(5)
Includes 15,000 shares subject to options.

(6)
Includes 12,500 shares subject to options.

(7)
Reflect shares owned at the time of Mr. Violette's separation of service in July 2009.

(8)
Information based on a Schedule 13D filed with the SEC by Liberty Media Corporation ("Liberty Media") on August 29, 2008. The address of Liberty Media is 12300 Liberty Boulevard, Englewood, Colorado 80112. Liberty Media is a publicly held corporation. According to Liberty Media's Schedule 14A filed with the SEC on April 24, 2008, Liberty Media's chairman, John C. Malone, controls 33% of the voting power of Liberty Media.

(9)
Information is as of December 31, 2009 and based on a Schedule 13G filed with the SEC by Financial & Investment Management Group Ltd ("FIMG") on October 20, 2008. The address of FIMG is 111 Cass Street, Traverse City, Michigan 49684.

(10)
Information is as of December 31, 2009 based on a Schedule 13G filed with the SEC by Second Curve Capital, LLC and Thomas K. Brown, the Managing Member of Second Curve Capital, LLC on January 20, 2010. The address of Second Curve Capital, LLC and Thomas K. Brown is 237 Park Avenue, 9th Floor, New York, New York 10017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Liberty Media Corporation

        In May 2008, IAC entered into a "Spinco Agreement" with Liberty Media Corporation ("Liberty") and affiliates of Liberty that held shares of IAC stock (together with Liberty, the "Liberty Parties"), among others. At the time of the spin-off, we assumed from IAC all of those rights and obligations under the Spinco Agreement providing for post-spin-off governance arrangements related to our businesses.

        As of December 31, 2009, Liberty beneficially owned 2,773,987 shares of our common stock representing approximately 25% of our outstanding common stock. The following summary describes the material terms of our governance arrangements and related matters and is qualified by reference to the full Spinco Agreement, which was filed as an exhibit to our Form S-1 registration statement with the SEC. The Spinco Agreement also required us to enter into a registration rights agreement with the Liberty Parties at the time of the spin-off, as described below.

  Spinco Agreement

  Representation of Liberty on our Board of Directors

        The Spinco Agreement generally provides that so long as Liberty beneficially owns securities representing at least 20% of the total voting power of our equity securities, Liberty has the right to nominate up to 20% of the directors serving on our Board (rounded up to the nearest whole number). Any director nominated by Liberty must be reasonably acceptable to a majority of the directors on our Board who were not nominated by Liberty. All but one of Liberty's nominees serving on our Board of Directors must qualify as "independent" under the NASDAQ Stock Market rules. In addition, the Nominating Committee may include only "Qualified Directors," namely directors other than any who were nominated by Liberty, are our officers or employees or were not nominated by the Nominating Committee in their initial election to the Board and for whose election any Liberty Party voted shares. To date, Liberty has not exercised its right to nominate any directors to serve on our Board.

        Until the second anniversary of the spin-off, the Liberty Parties agreed to vote all of our equity securities beneficially owned by them in favor of the election of the full slate of director nominees recommended to our stockholders by the Board so long as the slate includes the director-candidates that Liberty has the right to nominate.

  Acquisition Restrictions

        The Liberty Parties have agreed in the Spinco Agreement not to acquire beneficial ownership of any of our equity securities (with specified exceptions) unless:

  •
  the acquisition was approved by a majority of the Qualified Directors;

  •
  the acquisition is permitted under the provisions described in "Competing Offers" below; or

  •
  after giving effect to the acquisition, Liberty's ownership percentage of our equity securities, based on voting power, would not exceed the Applicable Percentage.

        The "Applicable Percentage" initially is Liberty's ownership percentage upon the spin-off, based on voting power (approximately 30%), plus 5%, but in no event more than 35%. Following the spin-off, the Applicable Percentage with respect to us will be reduced for specified transfers of our equity securities by the Liberty Parties. Notwithstanding the foregoing, during the first two years following the spin-off, acquisitions by the Liberty Parties are further limited to specified extraordinary transactions.

  Standstill Restrictions

        Until the second anniversary of the spin-off, unless a majority of the Qualified Directors consent or to the extent permitted by the provisions described under "Acquisition Restrictions" or "Competing Offers" or in certain other limited circumstances, no Liberty Party may:

  •
  offer to acquire beneficial ownership of any of our equity securities;

  •
  initiate or propose any stockholder proposal or seek or propose to influence, advise, change or control our management, Board of Directors, governing instruments or policies or affairs;

  •
  offer, seek or propose, collaborate on or encourage any merger or other extraordinary transaction;

  •
  subject any of our equity securities to a voting agreement;

  •
  make a request to amend any of the provisions described under "Acquisition Restrictions", "Standstill Restrictions" or "Competing Offers";

  •
  make any public disclosure, or take any action which could reasonably be expected to require us to make any public disclosure, with respect to any of the provisions described under "Standstill Restrictions"; or

  •
  enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the provisions described under "Standstill Restrictions".

  Transfer Restrictions

        Unless a majority of the Qualified Directors consent, the Spinco Agreement prohibits transfers by the Liberty Parties of any of our equity securities to any person except for certain transfers, including:

  •
  transfers under Rule 144 under the Securities Act (or, if Rule 144 is not applicable, in "broker transactions");

  •
  transfers pursuant to a third party tender or exchange offer or in connection with any merger or other business combination, which merger or business combination has been approved by us;

  •
  transfers in a public offering in a manner designed to result in a wide distribution, provided that no such transfer is made, to the knowledge of the Liberty Parties, to any person whose ownership percentage (based on voting power) of our equity securities, giving effect to the transfer, would exceed 15%;

  •
  a transfer of all of our equity securities beneficially owned by the Liberty Parties and their affiliates in a single transaction if the transferee's ownership percentage (based on voting power), after giving effect to the transfer, would not exceed the Applicable Percentage and only if the transferee assumes all of the rights and obligations (subject to limited exceptions) of the Liberty Parties under the Spinco Agreement;

  •
  specified transfers in connection with changes in the beneficial ownership of the ultimate parent company of a Liberty Party or a distribution of the equity interests of a Liberty Party or certain similar events; and

  •
  specified transfers relating to certain hedging transactions or stock lending transactions, subject to specified restrictions.

        During the first two years following the spin-off, transfers otherwise permitted by the first and third bullets above will be prohibited, and transfers otherwise permitted by the fourth and sixth bullets above in respect of which IAC and we do not make certain determinations with respect to the transferee will be prohibited, unless such transfers represent no more than one-third of the Common Stock received by the Liberty Parties in the spin-off.

  Competing Offers

        During the period when Liberty continues to have the right to nominate directors to our Board, if the Board determines to pursue certain types of transactions on a negotiated basis (either through an "auction" or with a single bidder), Liberty is granted certain rights to compete with the bidder or bidders, including the right to receive certain notices and information, subject to specified conditions and limitations. In connection with any such transaction that we are negotiating with a single bidder, the Board must consider any offer for a transaction made in good faith by Liberty but is not obligated to accept any such offer or to enter into negotiations with Liberty.

        If a third party (x) commences a tender or exchange offer for at least 35% of our capital stock other than pursuant to an agreement with us or (y) publicly discloses that its ownership percentage (based on voting power) exceeds 20% and the Board fails to take certain actions to block such third party from acquiring an ownership percentage (based on voting power) exceeding the Applicable Percentage, the Liberty Parties generally will be relieved of the obligations described under "Standstill Restrictions" and "Acquisition Restrictions" above to the extent reasonably necessary to permit Liberty to commence and consummate a competing offer. If Liberty's ownership percentage (based on voting power) as a result of the consummation of a competing offer in response to a tender or exchange offer described in (x) above exceeds 50%, any consent or approval requirements of the Qualified Directors in the Spinco Agreement will be terminated, and, following the later of the second anniversary of the applicable spin-off and the date that Liberty's ownership percentage (based on voting power) exceeds 50%, the obligations described under "Acquisition Restrictions" will be terminated.

  Other

        Amendments to the Spinco Agreement and determinations required to be made thereunder (including approval of transactions between a Liberty Party and us that would be reportable under the proxy rules) will require the approval of the Qualified Directors.

  Registration Rights Agreement

        Under a registration rights agreement, the Liberty Parties and their permitted transferees (the "Holders") are entitled to three demand registration rights (and unlimited piggyback registration rights) in respect of the shares of our common stock received by the Liberty Parties as a result of the spin-off and other shares of our common stock acquired by the Liberty Parties consistent with the Spinco Agreement (collectively, the "Registrable Shares"). The Holders will be permitted to exercise their registration rights in connection with certain hedging transactions that they may enter into in respect of the Registrable Shares.

        We are obligated to indemnify the Holders, and each selling Holder will be obligated to indemnify us, against specified liabilities in connection with misstatements or omissions in any registration statement.

RELATED PERSONS TRANSACTION POLICY

        The Board has adopted a written policy setting forth the procedures and standards we apply to reviewing and approving related person transactions. The policy covers any transaction, arrangement or relationship in which we are or will be a participant, the amount involved exceeds $120,000 and in which any Related Person (as defined therein) had, has or will have a direct or indirect interest other than (a) employment relationships or transactions involving an executive officer and any related compensation solely resulting from such employment if such compensation was approved, or recommended to the Board for approval, by the Compensation Committee; (b) compensation for serving as a director; (c) payments arising solely from the ownership of our equity securities in which all holders of that class of equity securities received the same benefit on a pro rata basis; or (d) such other exclusions as may be permitted pursuant to applicable rules and regulations of the SEC or any stock exchange upon which our common stock may then be listed. Under the policy, "Related Person" means: (1) any of our directors, director nominees or executive officers; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of, and/or any other person (other than a tenant or employee) sharing the household of, any person named in (2) or (3) above; (4) any firm, corporation or other entity or organization (profit or not-for-profit) for which any person named in (1)-(2) above serves as an employee, executive officer, partner or principal (or other similar position); and (5) any firm, corporation or other entity or organization (profit or not-for-profit) for which any person named in (1)-(2) above has a 5% or greater beneficial ownership interest.

        Under the policy all Related Person transactions must be reviewed by either the Audit Committee or another independent body of the Company's Board of Directors.

CODE OF BUSINESS CONDUCT AND ETHICS

        Our code of business conduct and ethics, which applies to all employees, including all executive officers and senior financial officers and directors, is posted on our website at http://investor-relations.tree.com/governance.cfm. The code of conduct and ethics complies with Item 406 of SEC Regulation S-K and the rules of The NASDAQ Stock Market. Any changes to the code of conduct and ethics that affect the provisions required by Item 406 of Regulation S-K, and any waivers of the code of conduct and ethics for our executive officers, directors or senior financial officers, will also be disclosed on our website.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and certain persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of our company. Executive officers, directors and such greater than 10% stockholders are required to furnish to us copies of all such reports they file. Based solely on our review of the copies of such reports received by us and written representations that no other reports were required for such persons, we believe that, during fiscal year 2009, all filing requirements applicable to our executive officers, directors and greater than 10% stockholders were complied with on a timely basis, except that Mr. Hanson and Mr. Norris each filed one late report.

 ANNUAL REPORTS

        Upon written request to our Corporate Secretary at 11115 Rushmore Drive, Charlotte, North Carolina 28277, we will provide without charge to each person solicited an additional copy of our 2009 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website at http://investor-relations.tree.com/governance.cfm. We will furnish requesting stockholders with any exhibit not contained in our 2009 Annual Report on Form 10-K upon payment of a reasonable fee.

PROPOSALS BY STOCKHOLDERS
FOR PRESENTATION AT OUR 2011 ANNUAL MEETING

        Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2011 Annual Meeting of Stockholders must submit the proposal to us at our corporate headquarters no later than November 19, 2010, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at our 2011 Annual Meeting of Stockholders without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary no earlier than January 28, 2011 and no later than February 27, 2011. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

        We know of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the stockholders at the meeting, the persons named in the form of proxy will vote the shares they represent in their discretion.

Charlotte, North Carolina
March 19, 2010

Dear Tree.com, Inc. Stockholder: The 2010 Annual Meeting of Stockholders of Tree.com, Inc. (the “Company”) will be held at the Company’s corporate headquarters, 11115 Rushmore Drive, Charlotte, NC 28277, on Wednesday, April 28, 2010, at 12:00 p.m. (local time). At the Annual Meeting, stockholders will be asked: (1) to elect seven members of our Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board of Directors); (2) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2010 fiscal year; and (3) to transact such other business as may properly come before the meeting and any related adjournments or postponements. Management recommends a vote “FOR” Items 1 and 2. The Board of Directors has fixed the close of business on March 8, 2010 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Tree.com, Inc. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, April 28, 2010 CONTROL NUMBER Tree.com, Inc. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 21, 2010 to facilitate timely delivery. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE This is not a proxy card. You cannot use this notice to vote your shares. YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY. TO REQUEST PAPER COPIES OF PROXY MATERIALS: (please reference your 11-digit control number when requesting materials) By requesting printed materials, your preference for future proxy mailings will be kept on our file. Telephone: 1-888-313-0164 (outside of the U.S and Canada call 201-680-6688) Email: shrrelations@bnymellon.com (you must reference your 11-digit control number in your email) Internet: http://www.proxyvoting.com/tree The Proxy Statement, Annual Report and other proxy materials are available at: http://www.proxyvoting.com/tree 68727

Stockholders of record as of the Record Date are invited to attend the Annual Meeting, where you may vote in person. Meeting Location: Tree.com, Inc. 11115 Rushmore Drive Charlotte, NC 28277 You can find directions to the Annual Meeting at: http://www.tree.com. The following Proxy Materials are available for you to review online: • 2010 Proxy Statement; • Proxy Card; • Annual Report to Stockholders for the year ended December 31, 2009; and • If applicable, any amendments to the foregoing materials that are required to be furnished to stockholders. To request a paper copy of the Proxy Materials: (You must reference your 11-digit control number located on the reverse side of this form.) Telephone: 1-888-313-0164 (outside of the U.S and Canada call 201-680-6688) Email: shrrelations@bnymellon.com (You must reference your 11-digit control number in your email.) Internet: http://www.proxyvoting.com/tree The proxy materials for Tree.com, Inc. are available to review at: http://www.proxyvoting.com/tree HAVE THIS NOTICE AVAILABLE WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS, WHEN YOU WANT TO VIEW YOUR PROXY MATERIALS ONLINE, OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY. 68727 HOW TO VOTE BY INTERNET We encourage you to review the proxy materials online before voting. You may use the Internet to vote your shares. On the landing page of the above Web site in the box labeled "To Vote Your Shares by Internet" click on “Vote Now” to access the electronic proxy card and vote your shares. Have this letter in hand when you access the Web site. You will need to reference the 11-digit control number located on the reverse side.

FOR AGAINST ABSTAIN We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting are available through 11:59 PM Eastern Time on April 27, 2010. Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/tree Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site. Tree.com, Inc. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. FOLD AND DETACH HERE Mark Here for Address Change or Comments SEE REVERSE WO# Fulfillment# 68727 69383 1. Election of Directors 3. Transaction of such other business as may properly come before the meeting and any related adjournments or postponements. 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the 2010 fiscal year FOR all nominees listed to the left (except as marked to the contrary) WITHHOLD AUTHORITY to vote for all nominees listed to the left *EXCEPTIONS (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions Nominees: 01 Peter Horan 02 W. Mac Lackey 03 Douglas Lebda 04 Joseph Levin 05 Patrick McCrory 06 Lance Melber 07 Steven Ozonian

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://www.proxyvoting.com/tree You can now access your Tree.com, Inc. account online. Access your Tree.com, Inc. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Tree.com, Inc., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. WO# Fulfillment# 68727 69383 PROXY TREE.COM, INC. Annual Meeting of Stockholders – April 28, 2010 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Colleen Forness and Chris Hayek, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Tree.com, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held April 28, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. (Continued, and to be marked, dated and signed, on the other side)